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                                                                   EXHIBIT 32.2


                    STATEMENT PURSUANT TO 18 U.S.C. ss.1350


   Pursuant to 18 U.S.C. ss.1350, the undersigned certifies that this Quarterly Report on Form 10-Q for the period ended June 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Savient Pharmaceuticals, Inc.

February 22, 2005


                                   /s/ Lawrence A. Gyenes
                                   -------------------------------------
                                   Lawrence A. Gyenes
                                   Senior Vice President, Chief Financial
                                   Officer and Treasurer


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